Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-2-7706, 33-42954, 33-45054,
33-58835 and 33-344953 of Standex International Corporation on Form S-8 of our reports dated August 17, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 1999.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Boston, Massachusetts

September 22, 1999